UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2026

ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25 North Wall Quay Dublin 1, Ireland D01 H104
(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value $0.001	ADNT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On August 20, 2026 (the “Amendment Effective Date”), Adient US LLC, a Michigan limited liability company (the “Lead Borrower”), Adient Global Holdings S.à.r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), Adient plc (“Parent”), Adient Global Holdings Ltd (“Adient Global Holdings”) and certain of Parent’s other subsidiaries entered into an amendment (the “Amendment”) to the Term Loan Credit Agreement, dated as of May 6, 2019 (as amended prior to the Amendment Effective Date, the “Existing Credit Agreement” and, as amended by the Amendment, the “Credit Agreement”), among the Borrowers, each of the lenders identified therein and Bank of America, N.A., as administrative agent and collateral agent (the “Agent”).

The Amendment provides for an additional $500 million aggregate principal amount of incremental term loans (the “Incremental Term Loans”), resulting in total loans outstanding under the Credit Agreement as of the Amendment Effective Date of $1.12 billion. Proceeds from the Incremental Term Loans, together with cash on hand, will be used to redeem all of the $500 million outstanding principal amount of Adient Global Holdings’ 7.000% Senior Secured Notes due 2028 and to pay fees and expenses in connection with the foregoing transactions.

The Incremental Term Loans have the same maturity and terms as the existing term loans under the Credit Agreement. The obligations under the Credit Agreement continue to be guaranteed on a secured basis by Parent and certain of its material wholly-owned restricted subsidiaries.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Exhibit Description
10.1	Amendment No. 6, dated August 20, 2026 to the Term Loan Credit Agreement dated as of May 6, 2019, among the Borrowers, the lenders party hereto, and the Agent.
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC
Date: August 21, 2026	By:	/s/ Heather M. Tiltmann
	Name:	Heather M. Tiltmann
	Title:	Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary